Exhibit 16.1

Sherb & Co., LLP
Certified Public Accountants
805 Third Avenue
New York, NY 10022
Phone: (212) 838-5100
Fax: (212) 838-2676

February 9, 2006

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

The firm of Sherb & Co., LLP was previously the accountant for Strong Technical, Inc. (the “Company”) and reported on the financial statements of the Company for the years ended June 30, 2003, 2004 and 2005, and has reviewed the quarterly financial statements through December 31, 2005. Effective January 30, 2006, we were dismissed by the Company as principal accountants. We have read the Company’s statements included under Item 4 of its Form 8-K dated January 30, 2006, and we agree with such statements contained therein, except that we can neither affirm or deny that Child, Van Wagoner & Bradshaw, PLLC was not consulted prior to their engagement, or that the Board of Directors approved their appointment. We also disagree with the statement that we received a copy of the Form 8-K prior to its filing with the SEC.

Sincerely,

/s/ Sherb & Co., LLP

Sherb & Co., LLP